Exhibit 99.1

Antares Pharma Announces Pricing of Public Offering of Common Stock

EWING, NJ (May 13, 2011) -- Antares Pharma, Inc. (NYSE Amex: AIS) today announced it has priced a firm commitment underwritten public offering of 12,500,000 shares of the Company’s common stock at a purchase price of $1.60 per share for an aggregate gross offering amount of $20.0 million.  The offering is expected to close on or about May 18, 2011, subject to customary closing conditions.  The Company has also granted the underwriter a 30-day option to purchase up to 1,875,000 shares of common stock to cover over-allotments, if any.  Oppenheimer & Co. Inc. is acting as the sole bookrunner for the offering.   ROTH Capital Partners and Ladenburg Thalmann Co. Inc. acted as financial advisers.

The securities described above are being offered by Antares pursuant to a “shelf” registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC) on July 21, 2010.  A prospectus supplement and an accompanying prospectus will be filed with the SEC in connection with the offering.  Once filed, the prospectus supplement and accompanying prospectus may be obtained by sending a request to Oppenheimer & Co. Inc., Attention:  Syndicate Prospectus Department, 300 Madison Avenue, 4th Floor, New York, NY, 10017, Telephone number:  (212) 667-8563, Email:  EquityProspectus@opco.com.  Before you invest, you should read the prospectus supplement and accompanying prospectus, the registration statement, and the other documents that the Company has filed with the SEC for more complete information about the Company and this offering.  Investors may obtain these documents for free by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Antares Pharma

Antares Pharma focuses on self-injection pharmaceutical products and topical gel-based medicines. The Company's subcutaneous and intramuscular injection technology platforms include Vibex™ disposable pressure-assisted auto injectors, disposable multi-use pen injectors and Vision™ reusable needle-free injectors distributed as Tjet® and Zomajet® by Teva Pharmaceutical Industries, Ltd (Teva) and Ferring Pharmaceuticals (Ferring), respectively.  In the injector area, Antares Pharma has a multi-product deal with Teva that includes Tev-Tropin® human growth hormone (hGH) and a partnership with Ferring that includes Zomacton® hGH. In the gel-based area, the Company's lead product candidate is Anturol®, an oxybutynin ATD™ gel that is currently under review by the FDA for the treatment of OAB (overactive bladder). Antares also has a partnership with BioSante that includes LibiGel® (transdermal testosterone gel) in Phase 3 clinical development for the treatment of female sexual dysfunction (FSD), and Elestrin® (estradiol gel) indicated for the treatment of moderate-to-severe vasomotor symptoms associated with menopause, and currently marketed in the U.S. Antares Pharma has corporate headquarters in Ewing, New Jersey, with subsidiaries performing research, development and product commercialization activities in Minneapolis, Minnesota and Muttenz, Switzerland.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements related to the completion, timing and size of its proposed public offering. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, among others, factors associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this press release, except as required by law.

Contacts:

Antares Pharma, Inc.
Robert F. Apple
Chief Financial Officer
(609) 359-3020

Investors:
Westwicke Partners, LLC
John Woolford
(443) 213-0506
john.woolford@westwicke.com

Media:
Tiberend Strategic Advisors, Inc.
Tamara Bright
(212) 827-0020
tbright@tiberendstrategicadvisors.com
or
Farrell Denby
fdenby@tiberendstrategicadvisors.com